UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 10, 2008

BROOKE CORPORATION

(Exact name of registrant as specified in its charter)

KS	001-31698	48-1009756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8500 College Boulevard Overland Park, KS	66210
(Address of principal executive offices)	(Zip Code)

(913) 661-0123

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

Effective March 11, 2008, Brooke Corporation (the “Company”) announced the appointment of Leland Orr as President and Chief Executive Officer. In conjunction with such appointment, Mr. Orr resigned from his position as Chief Financial Officer, Treasurer and Assistant Secretary of the Company. Leland Orr will continue to serve as Chief Financial Officer of Brooke Capital Corporation (AMEX: BCP), a majority-owned subsidiary of the Company. Prior to serving as Chief Financial Officer, Mr. Orr served as President of Brooke State Bank, Jewell, Kansas, and as an accountant with Kennedy McKee and Company, LLP (formerly Fox & Company) in Dodge City, Kansas. He is a Certified Public Accountant and a member of each of the American Institute of Certified Public Accountants and the Kansas Society of Certified Public Accountants. Leland Orr received a Bachelor of Science Degree in Accounting from Fort Hays State University in Hays, Kansas. Leland Orr is the brother of the Chairman of the Board of the Company, Robert Orr.

In addition to the appointment of Mr. Orr as Chief Executive Officer and President, the Company announced the appointment of Travis Vrbas as Chief Financial Officer, Treasurer and Assistant Secretary.

Mr. Vrbas, the Company’s director of internal audit since January 2004, has been with the Company since March 2003. Since joining the Company, Mr. Vrbas was responsible for the Sarbanes-Oxley compliance of the company and its subsidiaries. Mr. Vrbas has worked closely with the company’s external auditors during quarterly reviews, SOX testing and year-end audits. Since January 2004, Mr. Vrbas has also served as a liaison to the Chief Financial Officer with respect to the Company’s SEC filings and other accounting matters. Mr. Vrbas received a Bachelor of Science Degree in Accounting from Kansas State University and is a Phi Kappa Phi.

In connection with Mr. Vrbas’ appointment as Chief Financial Officer, Treasurer and Assistant Secretary, the Company and Mr. Vrbas entered into an at-will employment agreement. Pursuant to the employment agreement, Mr. Vrbas’ appointment as Chief Financial Officer commenced on March 10, 2008, and provides for an annual salary of $125,000.00 per year. The employment agreement contains customary non-disclosure/non-solicitation and non-competition provisions. The foregoing summary of the employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Departure of Directors or Certain Officers

On March 11, 2008, Keith E. Bouchey resigned from his position as President and Chief Executive Officer and as a member of the board of directors (the “Board”) of the Company. Mr. Bouchey was a member of the executive committee of the Board. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a consequence of his resignation, Mr. Bouchey will be able to devote more of his time to pursue opportunities more solely-focused on community banking.

In conjunction with the departure of Mr. Bouchey, the Company entered into a Separation Agreement and General Release (the “Agreement”) dated March 11, 2008 with Mr. Bouchey that sets forth the terms of their future relationship and mutually releases each other from certain claims. The Agreement expressly supersedes the provisions of that certain Executive Employment Agreement, dated September 13, 2007, by and between the Company and Mr. Bouchey. The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement, which is filed as Exhibits 10.2 hereto and incorporated herein by reference.

Item 9.01—Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement dated as of March 10, 2008 between Brooke Corporation and Travis Vrbas.

10.2	Separation Agreement and General Release dated as of March 11, 2008 between Brooke Corporation and Keith E. Bouchey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKE CORPORATION

By:	/s/ Leland Orr
Leland Orr
President and Chief Executive Officer

Date:	March 13, 2008

EXHIBIT INDEX

10.1	Employment Agreement dated as of March 10, 2008 between Brooke Corporation and Travis Vrbas.

10.2	Separation Agreement and General Release dated as of March 11, 2008 between Brooke Corporation and Keith E. Bouchey.

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